October 16, 2025 The Future of Lithium in North America Creating a Leading U.S. Lithium Business NYSE : SLI | TSX.V : SLI A final base shelf prospectus containing important information relating to the securities described in this document has been fi led with the securities regulatory authorities in each of the provinces and territories of Canada. A copy of the final base s hel f prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered w ith this document. This document does not provide full disclosure of all material facts relating to the securities offered. Investors should rea d t he final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, e spe cially risk factors relating to the securities offered, before making an investment decision. A prospective investor should not rely on parts of the information contained in this presentation to the exclusion of others. Issuer Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No.: 333 - 289110 Relating To Preliminary Prospectus Supplement dated October 16, 2025 to Prospectus dated July 30, 2025

Cautionary Statement This presentation and the information contained herein or provided orally in connection herewith (the “Presentation”) should be read in conjunction with the Standard Lithium Ltd.’s (the “Company”, "Standard Lithium“ or “SLI”) news releases and latest ma nag ement discussion and analysis (“MD&A”), financial statements, technical reports, annual information form (“AIF”) and management inf orm ation circular (collectively, the “Disclosure Documents”) for full details of the information referenced throughout this Pres ent ation. You can obtain these documents for free by visiting SEDAR+ at www.sedarplus.com or EDGAR on the U.S. Securities and Exchange Commission’s (the “SEC") website at www.sec.gov . Alternatively, copies of the prospectus may be obtained from any of the following sources: Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, or from Everc ore at Evercore Group L.L.C., 55 East 52nd Street, New York, New York 10055, Email: ecm.prospectus@evercore.com . The Company has filed a preliminary prospectus supplement to its base shelf prospectus with the securities regulatory authori tie s in each of the provinces and territories of Canada (other than Quebec) and a preliminary prospectus supplement to its base she lf prospectus included in its effective registration statement on Form F - 10 (the "Registration Statement") with the SEC for the public offerin g (the “Offering”) of the Company's common shares to which this communication relates. The preliminary prospectus supplement has not yet become final for the purpose of the sale of securities. Before you invest, you should read the prospectus in the Registration Statement and the prospectus supplement, including the “Ri sk Factors” set forth therein, and the other documents that the Company has filed on SEDAR+ or EDGAR for more complete inform ati on about the Company and this offering. A prospective investor should not rely on parts of the information contained in this Presentation to the exclusion of others. Ne ither the Company nor the underwriters have authorized anyone to provide prospective investors with additional or different i nfo rmation. The Company and the underwriters are not offering to sell the common shares in any jurisdiction where the offer or sale of such securitie s i s not permitted. Readers should not construe the contents of this Presentation as legal, tax, regulatory, financial or accounting advice and a re urged to consult with their own advisers in relation to such matters. Additional information about the Company, including aud ite d financial statements, interim consolidated financial statements and related management discussion and analysis, and its latest annual information f orm are available on SEDAR+ and www.sec.gov . This Presentation also includes certain estimates and projections that are based on internal models. Although the estimates a re based upon assumptions and analysis that we believe to be reasonable, there can be no assurance that actual results will not dif fer, perhaps materially, from the estimates presented in this Presentation. This Presentation also includes certain estimates and projections that are based on internal models. Although the estimates a re based upon assumptions and analysis that we believe to be reasonable, there can be no assurance that actual results will not dif fer, perhaps materially, from the estimates presented in this Presentation. Forward - Looking Statements Except for statements of historical fact, this Presentation contains certain “forward - looking information” within the meaning of applicable Canadian securities legislation and “forward - looking statements” within the meaning of the United States Private Sec urities Litigation Reform Act of 1995 (collectively referred to herein as “forward - looking information”). The statements relate to future events or the Co mpany’s future performance. All statements, other than statements of historical fact, may be forward - looking information. Inform ation concerning mineral resource and mineral reserve estimates also may be deemed to be forward - looking information in that it reflects a predic tion of mineralization that would be encountered if a mineral deposit were developed and mined. Forward - looking information gene rally can be identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “projec t”, “predict”, “propose”, “potential”, “target”, “intend”, “could”, “might”, “should”, “believe”, “scheduled”, “implement” and si mi lar words or expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ ma terially from those anticipated in such forward - looking information. In particular, this Presentation contains forward - looking information, including, without limitation, with respect to the follow ing matters or the Company’s expectations relating to such matters: the Company’s planned exploration and development program s ( including, but not limited to, plans and expectations regarding advancement, testing and operation of the lithium extraction pilot plant and exp ect ed collaboration with Equinor ASA (“Equinor”)); commercial opportunities for lithium products; filing of technical reports; e xpe cted results of exploration; accuracy of mineral or resource exploration activity; accuracy of mineral reserves or mineral resources estimate s, including the ability to develop and realize on such estimates; whether mineral resources will ever be developed into mineral re serves, and information and underlying assumptions related thereto; budget estimates and expected expenditures by the Company on its properties; regu lat ory or government requirements or approvals; the reliability of third party information; continued access to mineral properti es or infrastructure; payments obligations pursuant to property agreements; fluctuations in the market for lithium and its derivatives; expected ti min g of the expenditures; performance of the Company’s business and operations; changes in exploration costs and government regu lat ion in Canada and the United States; competition for, among other things, capital, acquisitions, undeveloped lands and skilled personnel; c han ges in commodity prices and exchange rates; currency and interest rate fluctuations; the Company’s funding requirements and a bil ity to raise capital; geopolitical instability; war (such as Russia’s invasion of Ukraine and the war in the Middle East); health and safety protoc ols and their efficacy and impacts on timelines and budgets; and other factors or information. 2

Cautionary Statement (continued) Forward - looking information does not take into account the effect of transactions or other items announced or occurring after th e statements are made. Forward - looking information is based upon a number of expectations and assumptions and is subject to a nu mber of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from tho se that are disclosed in or implied by such forward - looking information. With respect to forward - looking information listed abov e, the Company has made assumptions regarding, among other things: current technological trends; ability to fund, advance and develop the Compan y’s properties; the Company’s ability to operate in a safe and effective manner; uncertainties with respect to receiving, and mai nt aining, mining, exploration, environmental and other permits; operation of a joint venture ownership structure with Equinor; pricing and dema nd for lithium, including that such demand is supported by growth in the electric vehicle market; impact of increasing competiti on; commodity prices, currency rates, interest rates and general economic conditions; the legislative, regulatory and community environments in the ju risdictions where the Company operates; impact of unknown financial contingencies; impacts of changes in current and future t rad e agreements, legislation, regulations, import tariffs and other similar trade barriers; market prices for lithium products; budgets and es tim ates of capital and operating costs; estimates of mineral resources and mineral reserves; reliability of technical data; anti cip ated timing and results of operation and development; inflation; war (such as Russia’s invasion of Ukraine); and the impact of health and safety protoco ls on the Company and its business. Although the Company believes that the assumptions and expectations reflected in such forwar d - l ooking information are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correc t. Since forward - looking information inherently involves risks and uncertainties, undue reliance should not be placed on such infor mation. Forward - looking information involves known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements ex pr essed or implied by the forward - looking information. Such factors include, but are not limited to: general economic conditions in Canada, the United States and globally; industry conditions, including the state of the electric vehicle market; governmental regulat io n of the mining industry, including environmental regulation; geological, technical and drilling problems; unanticipated operating events; reliance upo n j oint venture partners and disagreements surrounding project development; competition for and/or inability to retain drilling rig s and other services and to obtain capital, undeveloped lands, skilled personnel, equipment and inputs; the availability of capital on acceptable ter ms; the need to obtain required approvals from regulatory authorities; uncertainties associated with estimating mineral resou rce s and mineral reserves, including uncertainties relating to the assumptions underlying mineral resource and mineral reserve estimates; whether minera l r esources will ever be converted into mineral reserves; uncertainties in estimating capital and operating costs, cash flows an d o ther project economics; liabilities and risks, including environmental liabilities and risks inherent in mineral extraction operations; he alt h and safety risks; risks related to unknown financial contingencies, including litigation costs, on the Company’s operations ; u nanticipated results of exploration activities; unpredictable weather conditions; unanticipated delays in preparing technical studies; inability to g ene rate profitable operations; restrictive covenants in debt instruments; lack of availability of additional financing on terms acc eptable to the Company; intellectual property risk; stock market volatility; volatility in market prices for commodities; liabilities inherent in the mi ning industry; inflation risks; risks related to war (such as Russia’s invasion of Ukraine); global pandemics; changes in tax la ws and incentive programs relating to the mining industry; other risks pertaining to the mining industry; conflicts of interest; dependency on key personnel; and f luc tuations in currency and interest rates, as well as those factors discussed in the section entitled “Risk Factors” in the Com pan y’s AIF. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ ma terially from those described in forward - looking information, there may be other factors that cause actions, events or results t o differ from those anticipated, estimated or intended. Readers are cautioned that the foregoing lists of factors are not exhaustive. All forward - looking information in this this Prese ntation speaks as of the date of this Presentation. The Company does not undertake any obligation to update or revise any for war d - looking information, whether as a result of new information, future events or otherwise, except as required by law. All forward - looking information c ontained in this Presentation is expressly qualified in its entirety by this cautionary statement. Additional information abo ut these assumptions and risks and uncertainties is contained in the Company’s filings with securities regulators, including the Company’s most recent MD&A for our most recently completed financial year and, if applicable, interim financial period, which are available on SEDAR+ at www.sedarplus.com and EDGAR at www.sec.gov . Currency Except where otherwise indicated, all references to currency in this Presentation are to U.S. Dollars (“$”). 3

NI 43 - 101 Disclosure Scientific and technical information in this Presentation has been reviewed and approved by Steve Ross, P. Geo., Vice Preside nt Resource Development, of the Company, who is a “qualified person” under National Instrument 43 - 101 – Standards of Disclosure for Mineral Projects (“NI 43 - 101”). Further information about the South West Arkansas (“SWA”) Project, including a description of key assumptions, parameters, me tho ds and risks, is available in the NI 43 - 101 technical report titled “South West Arkansas Project NI 43 - 101 Technical Report & De finitive Feasibility Study, Arkansas, United States” dated October 14, 2025 (the “South West Arkansas DFS”), available under the Company’s SEDAR+ pro file. Further information about the Franklin Project is available in the news release issued by the Company on September 24, 2025, als o available under the Company’s SEDAR+ profile. Further information about the Lanxess Property (“ Lanxess ”) Project, including a description of key assumptions, parameters, methods and risks, is available in the NI 43 - 101 technical r eport titled “Amended and Restated NI 43 - 101 Technical Report for the Definitive Feasibility Study for Commercial Lithium Extraction Plant at Lanxess South Plant”, dated July 23, 2025 (“ Lanxess DFS”), available under the Company’s SEDAR+ profile. The mineral resources and mineral reserves contained in this Presentation have been prepared in accordance with the requireme nts of securities laws in effect in Canada, including NI 43 - 101, which governs Canadian securities law disclosure requirements for mineral properties. NI 43 - 101 differs from the requirements of the United States Securities and Exchange Commission (“SEC”) that are applicable to d omestic United States reporting companies. Any mineral resources or reserves reported by the Company herein may not be compar abl e with information made public by United States companies subject to the SEC’s reporting and disclosure requirements. Non - GAAP Measures This Presentation includes certain performance measures (“non - GAAP measures”) which are not specified, defined, or determined un der generally accepted accounting principles (in the Company’s case, International Financial Reporting Standards, or “IFRS”). These are common performance measures in the lithium mining industry, but because they do not have any mandated standardized def initions, they may not be comparable to similar measures presented by other issuers. Accordingly, the Company uses such measu res to provide additional information and readers should not consider them in isolation or as a substitute for measures of performan ce prepared in accordance with generally accepted accounting principles (“GAAP”). 4 Cautionary Statement (continued)

Offering Summary Standard Lithium Ltd. Issuer NYSE: SLI / TSX.V: SLI Exchange / Ticker Registered Follow - On Offering Format Shares of Common Stock Securities Offered $100 (100% Primary) Base Offering Size 15% of Base Deal Size (100% Primary) Underwriters’ Option to Purchase Additional Securities General Corporate Purposes, including funding capital expenditures at the South West Arkansas Project Use of Proceeds 45 Days for Company, Directors, and Executive Officers Lock - up Agreement Morgan Stanley, Evercore Active Bookrunners Thursday, October 16 th (post - market close) Expected Pricing Date 5

Standard Lithium aims to be a leading low - cost sustainable U.S. lithium producer Plans for attractive near - term commercial - scale production by applying innovative technologies to our world class assets in Arkansas and Texas We are building projects with our global partners in a region with broad stakeholder and regulatory support 6

Investment Highlights 1. Standard Lithium press release on July 15, 2025 2. Standard Lithium press release on October 25, 2023 3. Source: Benchmark Minerals Q2 2025 Lithium Forecast 4. Standard Lithium press release on April 21, 2025 7 5. DOE grant awarded to SWA Lithium LLC, a jointly - owned U.S. subsidiary of Standard Lithium and Equinor for initial phase of SWA P roject 6. Q3 2025 Fastmarkets Lithium 10 - Year Forecast 7. Executive Order ‘Immediate Measures to Increase American Mineral Production’ signed March 20, 2025 Smackover is North America's highest grade lithium brine – concentrations up to 616 mg/L in Arkansas 1 and up to 806 mg/L in East Texas 2 High grade resource, proven commercial - scale technology and infrastructure drives low operating costs – expected to rank in first (lowest) quartile of global cost curve 3 Partnerships bring complementary resources and expertise : Equinor provides subsurface and large - project delivery experience and Aquatech aids in development of flowsheet and technology, including providing performance guarantees Global lithium demand projected to reach 2.8 million tonnes of lithium carbonate equivalent (“LCE”) by 2030 – a near doubling from 2025 levels 6 – with strong U.S. support for advancing domestic production 7 South West Arkansas (“SWA”) Project identified as transparency project on Federal Permitting Dashboard 4 , and awarded $225 million grant from the U.S. Department of Energy (“DOE”) 5 Finalized SWA Definitive Feasibility Study, which supports a highly attractive asset , and completed extensive field testing of DLE technology to de - risk performance Assets located in areas with established natural resource extraction industries , infrastructure and skilled workforce , as well as proximity to key battery supply chains Premier Lithium Resource in North America Advantaged Cost Structure World - Class Partners Attractive Market Fundamentals Strong Government Support Advanced and De - risked Project Development Strategic Location

Delivering Made - in - America Lithium 8 2018 • Executed a Memorandum of Understanding (MoU) with Lanxess to Expand Smackover Presence 2021 • Executed Joint Development Agreement with Koch (now Aquatech 1 ) to Develop and Commercialize DLE 2024 • Entered Strategic Partnership with Equinor • Executed DLE Technology License for SWA Project 2 • Entered Smackover through Tetra Option Agreement (part of South West Arkansas Project) 2017 2025 • Completed Brine Field Tests in Final De - Risking Step 3 • Finalized $225mm Grant from DOE 4 • Released Maiden Resource for First Project in East TX (Franklin) 5 SECURE THE BEST RESOURCE UNLOCK RESOURCE WITH PROVEN TECHNOLOGY DE - RISK RESOURCE AND TECHNOLOGY ALIGN WITH THE RIGHT PARTNERS Since 2017, Standard Lithium has executed a focused strategy built on four core pillars, which we believe positions the company to deliver domestically produced lithium by 2028 2020 • Began Operations of DLE Demo Plant at Lanxess Bromine Operations 1. For further details see Aquatech press release dated September 16, 2025 2. Press release dated October 28, 2024, signed license agreement with Koch Technology Solutions (now Aquatech ) to deploy and use Li - ProTM Lithium Selective Sorption (“Li - Pro LSS”) technology at SWA Phase 1 3. Standard Lithium press release dated March 11, 2025 4. Standard Lithium press release on January 16, 2025; DOE grant awarded to SWA Lithium LLC, a jointly - owned U.S. subsidiary of Standard Lithium and Equinor for initial phase of SWA P roject 5. Standard Lithium press release on September 24, 2025 2028 • Targeting First Commercial Production at South West Arkansas Project

9 T EXAS O KLAHOMA A RKANSAS T ENNESSEE L OUISIANA A LABAMA New Orleans Little Rock Dallas Houston 600 mi / 1000 km High - quality lithium brine resource ▪ Some of the highest recorded lithium concentrations outside of South America ▪ 8+ billion gallons of brine processed annually in Arkansas for bromine production 1 Proven reservoir with significant geological understanding ▪ 100+ years of energy operations ▪ 60+ years of continuous brine extraction operations 1 ▪ Geologic data from thousands of wells Significant infrastructure to support growth ▪ Region is home to one of North America’s largest and oldest brine processing industries 1 ▪ Gulf Coast chemical industry provides ease of access to key reagents ▪ Availability of water, power, natural gas, road, rail and skilled labor The Smackover: A World - Class Lithium Resource Demo Plant South West Arkansas Project M ISSISSIPPI 1. Arkansas Department of Energy and Environment, “Lithium Facts” 2. Identified locations for Albemarle, ExxonMobil, and Chevron include both bromine and lithium operations 3. Chevron press release on June 17, 2025. Chevron recently acquired two leasehold acreage positions across regions in Northeast Te xas and Southwest Arkansas 4. Arkansas Department of Energy and Environment dated August 2025, “Lithium Update” The Smackover Formation 2 T EXAS O KLAHOMA A RKANSAS T ENNESSEE L OUISIANA A LABAMA G EORGIA New Orleans Little Rock Dallas Houston Represents Wells in the Smackover Formation 4 East Texas / Franklin Project 3

T EXAS O KLAHOMA A RKANSAS L OUISIANA New Orleans Little Rock Dallas Fort Worth Baton Rouge Shreveport Austin Developing Highly Attractive U.S. Lithium Assets 10 1. Standard Lithium press release on May 8, 2024 2. South West Arkansas Project Definitive Feasibility Study dated October 14, 2025; m ax grade referenced in press release dated July 15, 2025 3. Standard Lithium press release on January 16, 2025; DOE grant awarded to SWA Lithium LLC, a jointly - owned U.S. subsidiary of Standard Lithium and Equinor for initial phase of SWA Project 4. Standard Lithium press release on April 21, 2025 SOUTH WEST ARKANSAS Ownership : 55% Standard Lithium / 45% Equinor 1 Key Highlights: • Avg. concentration of 442 mg/L on M&I resource with results up to 616 mg/L 2 • Closed $225 million grant from DOE 3 • Included as transparency project on Federal Permitting Dashboard 4 Production: • Initial capacity of 22,500 tonnes per annum (“TPA”) lithium carbonate , with significant further expansion opportunity 2 • Targeting commercial production in 2028 EAST TEXAS Key Highlights: • Avg. concentration of 668 mg/L on maiden inferred resource (Franklin Project) with results up to 806 mg/L , and significant potash and bromine concentrations 5 • Potential for significant upside with further exploration Production: • Targeting a resource - based capacity for potential production of 100,000+ TPA LCE over three projects 5. Inferred resource per Standard Lithium press release on September 24, 2025; m ax grade referenced in press release dated October 25, 2023 6. The Company’s Demonstration Plant is located at the Lanxess South facility near El Dorado, AR. Further commercial development of the Lanxess Property Project has not been ruled out, but the Company’s focus is centered on the joint venture (“JV”) opportunities in South West Arkansas and East Texas South West Arkansas Project (Progressing to FID) East Texas Projects (Development) Demonstration Plant 6

22,500 TPA Lithium Carbonate Production Capacity South West Arkansas: First Planned U.S. Commercial DLE 11 Successful field - test surpassed key performance criteria DLE De - Risking Complete 1 DFS technical report released October 2025 FEED & DFS Complete Offtake and debt finance process well - advanced Targeting Construction in 2026 Shortly After FID 549 mg/L Initial Grade at Start of Production 2028 Targeted First Production $1.7bn Unlevered Pre - Tax NPV 3 20% Pre - Tax IRR 3 $1,449mm Total Capex 1.5Mt Total Lithium Carbonate Equivalent Resource 4 20+ Year Modelled Operating Life MILESTONES 481 mg/L Average Grade over Plant Operating Life HIGHLIGHTS (100% Ownership Basis) 2 Note: All model outputs are expressed on a 100% ownership basis with no adjustments for project financing assumptions. Standa rd Lithium’s economic interest in the SWA Project is 55%. Any discrepancies in the totals are due to rounding effects 3. Assumes $22,400/t lithium price based on average of Fastmarket’s 20 - year forward pricing curve 4. Includes measured & indicated resources and inferred resources; shown inclusive of reserves 1. Standard Lithium press release dated March 11, 2025 2. South West Arkansas Project Definitive Feasibility Study dated October 14, 2025

East Texas: A Premier Global Lithium Asset 12 Brine mineral leasing ongoing since 2022 Land Leasing Ongoing Released September 2025 for Franklin Project (first of three) Maiden Resource Definition Complete With further planned drilling and resource characterization Progressing to PFS 806 mg/L 2 Highest Recorded Lithium Concentration 2 2.2Mt Total Inferred Lithium Resource (LCE) 100,000+ TPA Potential LCE Production in Phases Over Total East Texas Footprint 15.4Mt Total Inferred Potash (Potassium Chloride) Resource 2.6Mt Total Inferred Bromide Resource 80,000 Acre Project Area MILESTONES 1. Inferred resource for Franklin Project per Standard Lithium press release on September 24, 2025. Standard Lithium’s economic interest in the East Texas Projects, including the Franklin Project, is 55% 2. Standard Lithium press release on October 25, 2023 668 mg/L Average Lithium Concentration HIGHLIGHTS (100% Ownership Basis) 1

$0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 - 500 1,000 1,500 2,000 2,500 USD $ / t Production (Kt LCE) 55 127 153 205 211 442 668 0 100 200 300 400 500 600 700 800 Montney (CA) Southwest Marcellus Silver Peak (Nevada) Northeast Marcellus Salton Sea Smackover (SWA) Smackover (ETX) Lithium Concentrations (mg/L) Compelling Economics Driven By High Grades The Smackover Formation’s high lithium concentration drives low - cost estimates – Standard Lithium anticipates its projects to rank among first quartile on global lithium cost curve 1. South West Arkansas Project Definitive Feasibility Study dated October 14, 2025. Average lithium concentration of Measured & Ind icated Resource. Average operating costs based on annual production capacity of 22,500 tonnes of lithium carbonate. Includes royalties and excludes sustaining and closure CAPEX 2. Inferred resource per Standard Lithium press release on September 24, 2025 3. Source: Benchmark Minerals Q3 2025 Lithium Forecast. Reflects C1 costs which include mining/extraction, processing, G&A, off - sit e transportation, port loading & storage, concentrate shipping, chemical conversion, chemical shipping, by - product credits plus royalties/production taxes. Based on 2030 LCE production and cost NORTH AMERICAN BRINE LITHIUM GRADES GLOBAL LITHIUM PRODUCTION COST CURVE 3 South West Arkansas Project 1 13 2 1

▪ Received a $225 million grant from the Department of Energy to support the SWA Project’s construction 1 ▪ Grant aims to increase production of critical minerals in the U.S. Strong U.S. Government Support 1. Standard Lithium press release on January 16, 2025; DOE grant awarded to SWA Lithium LLC, a jointly - owned U.S. subsidiary of Standard Lithium and Equinor for initial phase of SWA P roject 2. Permitting Council press release dated April 18, 2025, “Trump Administration Advances First Wave of Critical Mineral Production Projects” Support from Department of Energy and Executive Office’s National Energy Dominance Council reinforces SWA Project importance and development timeline Recipient of $225m DOE Grant LITHIUM CONCENTRATION RANGE 1 14 Designated as Federal Transparency Project ▪ SWA Project has been included on the Federal Permitting Dashboard as a FAST - 41 transparency project 2 ▪ SWA is the sole DLE project with this designation, and one of only three domestic lithium projects

1.4 4.2 1.5 3.2 2025E 2035E Demand Supply Compelling Lithium Market Fundamentals 15 Expected Significant Supply Gap of 1 Mt LCE (24% of Demand) Lithium is Powering Artificial Intelligence (AI) ▪ Unprecedented need for power from generative AI driving a projected 29% CAGR for the energy storage market in the U.S. 3 ▪ Global use of lithium in battery storage systems expected to grow at a 14% CAGR over the next 10 years 1 Lithium is Driving Electric Mobility ▪ Lithium demand from EVs expected to grow at 21% CAGR in the U.S. over the next 10 years, outpacing the projected 13% CAGR for global demand growth from EVs 1 1. Source: Q3 2025 Fastmarkets Lithium 10 - Year Forecast. CAGRs shown for 2025E – 2035E 2. 2030E projected demand and supply of 2.8Mt LCE and 2.7Mt LCE, respectively 3. Source: Global Market Insights report “ U.S. Energy Storage Market Size – By Technology, By Application, Analysis, Share, Growth Forecast, 2025 – 2034 ” dated March 2025 GLOBAL LITHIUM DEMAND & SUPPLY (MT LCE) 1 Demand expected to double by 2030 2 and triple by 2035

1. Source: Benchmark Minerals Q3 2025 Lithium Forecast. Lithium chemicals defined as the refined, processed forms of lithium, in clu ding lithium hydroxide, lithium carbonate, lithium chloride, and lithium sulfate; excludes secondary conversion ` 16 U.S. Highly Reliant on China and Other Countries for Lithium Water scarcity making traditional low - cost brine pond growth challenging Conventional Lithium Assets Facing Challenges 2025E LITHIUM CHEMICALS PRODUCTION BY REGION 1 Lengthy permitting timelines, with vocal stakeholder or activist concerns Governments seeking greater share of economics or supply chain Spodumene processing dominated by China (~80% in 2025) 1 1.3 Mt LCE North America accounts for ~13% of global lithium demand with minimal lithium chemical production today Growing Need for Domestic U.S. Lithium “Lithium Triangle” 28% ROW 5% China 67% North America 0.4%

10 Strategic Access to Domestic Market 17 U.S.BATTERY MANUFACTURERS Current and in Development 6 1 2 3 4 5 Arkansas 2 Texas U.S. needs significant supply growth to meet forecasted lithium demand ▪ We believe our advantaged location gives SLI a competitive edge to be a key supplier to emerging energy storage, electric vehicle and battery manufacturing markets in North America ▪ Existing access to road, rail, navigable rivers , and close tie - in to gulf coast are key sustainable strategic advantages to SLI’s asset base ▪ Local workforce and regulatory regimes that have over half a century of experience, oil and gas production, refining and chemical manufacturing 20,000+ Nautical Miles to U.S. Manufacturing 1 Current Supply Chain ~700 Miles to TN ~100 Miles to TX ~1,000 Miles to MI 7 8 9 10 1. Assumes mining location in western South America or Australia, refining in China, cathode production in Korea, and OEM destin ati on in the US 1 3 4 5 6 7 8 1 4 4 8 9 10 10 10 11 11 12 12 13 14 14 15 15 9 16 17 17 18 13 19 16 SLI Project Area 18 (3 plants) (3 plants) (4 plants) (2 plants) (2 plants) 9

High Value Strategic Partnerships From Brine to Battery Grade Lithium – Leveraging Strategic Partnerships 1 2 3 Reservoir and Well Development ▪ Equinor’s proven capabilities in reservoir and well development support project success Production and Reinjection ▪ Equinor brings significant experience in designing and delivering onshore facilities ▪ Standard Lithium’s Demonstration Plant provides de - risking and valuable learnings to go forward production 18 Refining and Direct Lithium Extraction ▪ Utilizing Aquatech’s proprietary Lithium Selective Sorption (LSS) process across the Smackover ▪ Standard Lithium has regional exclusivity in the Smackover for the LSS process

De - Risked DLE Technology 19 Operating commercial - scale demonstration plant ▪ Lithium Selective Sorption (LSS) unit supplied by KTS (now Aquatech ) is believed to be the largest known commercial - scale column operating in a DLE facility ▪ Achieved >95% lithium recovery and average key contaminant rejection of >99% during a 4 - month continuous operating period ▪ Processed 35 million gallons of brine since 2020, equating to 142 tonnes of LCE 1 Successful field - test at SWA Project ▪ Performed field test on brine from an SWA well and achieved >99% lithium recovery and rejection of key contaminants 2 ▪ Field test produced 970 gallons of purified 6% lithium chloride solution 2 ▪ Viewed as final testing of flowsheet and underpins SWA Project’s FEED and DFS Technology performance guarantee from Aquatech ▪ License agreement with Aquatech to deploy and use their DLE technology includes certain technology performance guarantees: ▪ +95% lithium recovery and +99% contaminant rejection (including calcium, sodium, potassium, and magnesium) ▪ Includes water use, as well as security of supply for the sorbent Large Demonstration Plant in Operation Since 2020 1. Illustrative calculation based on assumed 90% lithium recovery at average input of 220 mg/L; does not reflect actual LCE prod uce d or sold 2. Standard Lithium press release dated March 11, 2025

Pathway to Final Investment Decision at SWA 20 Key Milestones at South West Arkansas Received royalty rate approval from the Arkansas Oil and Gas Commission for Phase I of SWA Project 1 Royalty Flowsheet has been finalized & DLE technology de - risked through successful field test at SWA FEED & DFS Results In advanced discussions with several offtake counterparties Customer Offtake Discussions well - progressed, with final negotiation subject to results of offtake discussions Project Finance 1. Standard Lithium press release dated May 29, 2025 Construction is expected to commence in 2026 shortly after FID, with first production targeted in 2028 Project milestones expected to be completed sequentially prior to Final Investment Decision (FID)

21 1. South West Arkansas Project Definitive Feasibility Study dated October 14, 2025 2. DOE grant awarded to SWA Lithium LLC, a jointly - owned U.S. subsidiary of Standard Lithium and Equinor for initial phase of SWA P roject 3. Based on ownership percentages at the South West Arkansas Project (55% Standard Lithium, 45% Equinor) 4. Excludes capitalized interest, transaction fees, and other non - capital expenditures related to SWA project funding 5. Excludes cash on hand; cash balance of $34mm as of June 30, 2025 21 SWA Project CAPEX Funding Sources Standard Lithium SWA Project Capex Funding Sources 5 Total SWA Project CAPEX 1 ~$1,500mm SLI SWA Project Capex Funding Need 4 ~$151mm Illustrative Project Debt Financing $1,000mm+ 1 Required Equity Financing ~$275mm 3 FID Milestone Payment from Equinor $40mm 4 Incremental Required Funding ~$111mm 5 Equinor Share 3 ~$124mm 3a Standard Lithium Share 3 ~$151mm 3b Target Sources and Uses to Fund Development DOE Grant 2 2 ~$225mm 3b Any Additional Funding to be Used to Support East Texas Development & Corporate Expenses

Appendix NYSE : SLI | TSX.V : SLI

Capitalization & Liquidity Financial Highlights ▪ Positive working capital with no revolving or term debt obligations as of June 30, 2025 ▪ Closed a $225 million grant from the DOE 3 , one of the largest ever awarded to a U.S. critical minerals project ▪ Largest shareholder (Koch, 6.6% of total outstanding shares) is long - standing strategic partner 4 Liquidity & Capitalization 1 (USD millions) $33.8 Cash $0 Debt 204.0 Shares Outstanding (mm) 2 $2.94 Share Price (USD) $1,073 Market Capitalization 23 Source: FactSet 1. Liquidity as of June 30, 2025, NYSE trading data as of October 13, 2025, 2. Shares Outstanding as of August 8, 2025 Management’s Discussion & Analysis 3. DOE grant awarded to SWA Lithium LLC, a jointly - owned U.S. subsidiary of Standard Lithium and Equinor for initial phase of SWA P roject 4. Ownership figures as per Koch, Inc. Form 13 - F dated December 31, 2024 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 5.50 Oct-24 Nov-24 Dec-24 Jan-25 Feb-25 Mar-25 Apr-25 May-25 Jun-25 Jul-25 Aug-25 Sep-25 Oct-25 Volume (millions) Price (USD) Volume Price

Management Team 24 David Park is an experienced executive with 28+ years in the energy and industrial sectors. He most recently served as President of Koch Strategic Platforms and previously as SVP of Strategy and Business Development at Georgia - Pacific, leading new platform acquisitions. He has held roles as President of TrueNorth Energy and CFO for Koch’s Canadian exploration, pipeline, and energy trading business. Earlier in his career, he worked as an International Business Development Specialist at Atomic Energy of Canada Ltd. David holds a B.S. in Economics from Texas A&M University and an M.A. in Economics from George Mason University. Andy Robinson is a Geoscientist, experienced executive, team builder and project developer with 25+ years of strategic and executive experience. Andy has held senior technical, corporate & executive roles with private and public resource, power and energy companies in Europe and North America. Andy is a pioneer in lithium extraction and purification technology and holds a Ph.D. in Geochemistry from the University of Bristol, UK. Salah Gamoudi most recently served as EVP and CFO of SandRidge Energy (NYSE:SD) from 2020 – 2023, where the company delivered significant shareholder value over his tenure. He previously held senior executive roles at public natural resource companies, driving turnarounds, restructurings, and an IPO. Earlier in his career, he worked in energy and natural resources across private equity, audit, and consulting with LRR Energy, Lime Rock Resources, Deloitte, and Ernst & Young. Mr. Gamoudi earned an M.B.A. with honors from Wharton and a B.A. in Accounting from Portland State University. He is also a Certified Public Accountant. Mike Barman has nearly 20 years of experience advising senior executives and boards, most recently as Managing Director in Investment Banking at Stifel Nicolaus Canada (formerly GMP Securities). While at Stifel, he advised on 30+ M&A and corporate transactions totaling over $22 billion, and led or co - led 80+ financings, raising more than $10 billion in equity and debt capital . He holds a Master of Financial Economics and an Honours B.A. in Economics from the University of Toronto, where he received the C.L. Burton Open Scholarship for academic excellence. David Park CEO & Director Dr. Andy Robinson President, COO & Director Salah Gamoudi CFO Mike Barman Chief Development Officer

Equinor | International Pioneers in the Energy Transition Equinor are energy experts and world - leaders in renewable and low carbon solutions Equinor is a leading multinational energy company with operations across 36 countries ▪ Historically focused on oil & gas, Equinor has expanded its presence in renewables & low carbon as well as innovation and digital ▪ Equinor has a strong commitment to sustainability, evidence of which can be found in its commitment to the battery value chain Equinor is a global premier resource developer with significant experience in project development and onshore facilities ▪ In addition to significant experience in subsurface assessment and production, Equinor has a track record of project development and execution with onshore facilities around the world ▪ Equinor’s ability to provide resource development and facilities expertise significantly de - risks project execution Equinor is one of the world’s largest energy companies ▪ Equinor brings a multi - billion dollar market cap and investment grade balance sheet to support project execution An international energy company headquartered in Norway with operations in oil & gas, renewables and low carbon solutions 25

Aquatech | Critical Minerals & Metals Resource Recovery Pioneering sustainable solutions ▪ Established in 1981 in Canonsburg, Pennsylvania with offices throughout the US, India, Europe, the Middle East and China, and a process technology R&D center in Wisconsin ▪ Successfully executed more than 2,000 site solutions in over 60 countries globally ▪ End - to - end process solutions to produce technical and battery - grade lithium hydroxide, lithium carbonate and lithium salts ▪ Received minority growth investment from Cerberus’ Supply Chain and Strategic Opportunities platform in April 2025 Significant alignment between Standard Lithium and Aquatech 1 ▪ Joint Development Agreement with Aquatech (successor to Koch Technology Solutions) to collaborate on technology & process solutions for commercial DLE ▪ License agreement to deploy and use Li - Pro LSS technology at the commercial processing facility for initial phase of the SWA Project 2 Aquatech brings significant expertise in lithium extraction and refining Enabling the energy transition by delivering complete water and process technology solutions to solve water scarcity and ensure critical minerals security 26 1. Aquatech acquired Koch Technology Solutions direct lithium extraction technology . For further details see Aquatech press release dated September 16, 2025 2. Standard Lithium press release dated October 28, 2024; license agreement was executed by SWA Lithium, the JV between Standard Li thium and Equinor which is developing the SWA Project

Technology | Proven at Commercial - Scale ▪ In March 2024, Standard Lithium successfully installed and commissioned the Li - Pro TM Lithium Selective Sorption (LSS) commercial scale unit supplied by KTS (now Aquatech ) 1 ▪ This unit is believed to be the largest known commercial - scale column operating in a DLE facility ▪ On Oct. 28, 2024, SWA Lithium, the JV between SLI and Equinor which is developing the SWA Project, announced that it entered into a license agreement with KTS (now Aquatech ) to deploy and use their Li - Pro LSS technology at the JV’s commercial plant for SWA Phase 1 • The license agreement includes certain technology performance guarantees for lithium recovery (+95%), contaminant rejection (+99%) 2 , and water use ▪ During a four - month continuous operating period (1 st April to 31 st July 2024), the Li - Pro LSS process achieved: • Avg. lithium recovery efficiency of 95.4% • Avg. key contaminant rejection of +99% ▪ Over 12,000 operational cycles using Li - Pro TM LSS technology at the Demonstration Plant and roughly 35 million gallons (830,000 barrels) of Smackover brine processed in total since 2020 • Equates to approximately 142 tonnes LCE processed through the Company’s DLE flowsheet 3 1. For further details see Aquatech press release dated September 16, 2025 2. Impurities included in performance guarantee include calcium, sodium, potassium and magnesium 3. Illustrative calculation based on assumed 90% lithium recovery at average input of 220 mg/L; does not reflect actual LCE prod uce d or sold 27

SWA | Successful Field - Test Successfully completed the de - risking of our DLE technology with a field - test at South West Arkansas ▪ Field - pilot DLE facility exceeded key performance criteria to confirm engineering design – recovered over 99% of lithium from brine, sourced from SWA Project well ▪ Rejection of key contaminants all within acceptable tolerance of design criteria ▪ Field - pilot plant completed nearly 500 DLE cycles, processing 2,385 barrels of brine ▪ Approximately 970 gallons (23 barrels) of concentrated and purified lithium chloride solution (6% LiCl solution) produced ▪ Lithium chloride solution sent off - site to potential equipment vendors for conversion into battery - quality lithium carbonate with positive results ▪ Samples expected to play a key role in qualification process with prospective off - take partners ▪ Field - test is viewed as final testing of flowsheet and results underpin the SWA Project’s FEED and DFS ▪ Data from field - test supplements the roughly 35 million gallons of brine processed at Standard Lithium’s Demonstration Plant since 2020 28 Source: Standard Lithium press release dated March 11, 2025

▪ First production targeted in 2028 with initial capacity of 22,500 tpa battery - quality Li₂CO ₃. Would mark the first commercial lithium output from the Smackover Formation ▪ 20+ year operating life supported by Resource & Reserve modeling with 481 mg/L average lithium concentration over production plan and ample opportunity for future expansion ▪ Strong economics: $1.7bn unlevered pre - tax NPV, 20.2% IRR (8% discount) and $22,400/t lithium price based on average of Fastmarket’s 20 - year forward pricing curve ▪ Low costs: Average operating cost of $4,516/t and all - in cost of $5,924/t ▪ $1.45B Total CAPEX: Class III estimate informed by 18 - month front - end engineering design, with 12.3% contingency and improved capital intensity expected on future expansion phases ▪ Upgraded Resource definition: Proven Reserves of 447,000 t LCE at 481 mg/L; Measured & Indicated Resource of 1,177,000 t LCE at 442 mg/L ▪ First U.S. commercial DLE using Aquatech Lithium Selective Sorption process with performance guarantees and regional exclusivity in Smackover under Joint Development Agreement 3 SWA | DFS Results 29 Definitive Feasibility Study Summary 1 (100% Ownership Basis) Annual Production Capacity of Li2CO3 tpa 22,500 Modeled Plant Operating Life years 20 Brine Flowrate at Start of Production bbl/d 148,000 Average Brine Flowrate over Modeled Plant Operating Life bbl/d 168,000 Lithium Grade at Start of Production mg/L 549 Average Lithium Grade over Plant Operating Life mg/L 481 Total CAPEX $mm 1,449 Average Annual Cash OPEX $/t 4,516 Average Annual All-in OPEX $/t 5,924 Selling Price $/t 22,400 Discount Rate % 8.0 Net Present Value (NPV) Pre-Tax $mm 1,666 Net Present Value (NPV) After-Tax $mm 1,275 Internal Rate of Return (IRR) Pre-Tax % 20.2 Internal Rate of Return (IRR) After-Tax % 18.2 Definitive Feasibility Study Highlights Note: All model outputs are expressed on a 100% ownership basis with no adjustments for project financing assumptions. Standa rd Lithium’s economic interest in the Project is 55%. Any discrepancies in the totals are due to rounding effects 1. South West Arkansas Project Definitive Feasibility Study dated October 14, 2025 2. Includes operating expenditures, royalties, sustaining capital and closure costs. Royalties include quarterly gross lithium roy alty of 2.5% as approved by the Arkansas Oil and Gas Commission (“AOGC”), an additional brine fee of $65/acre per year and ov err ide fees payable on certain optioned brine leases 3. For further details of acquisition of KTS direct lithium extraction technology see Aquatech press release dated September 16, 2025 2

East Texas | Resource Overview 1. Inferred resource for Franklin Project per Standard Lithium press release on September 24, 2025 2. East Texas samples from March 28, 2023 and October 25, 2023 press releases LITHIUM CONCENTRATION RANGE 2 298 - 806 mg/L 30 Standard Lithium has secured a significant brine lease position, drilled and sampled lithium brine showing significant potential for large - scale production Total Inferred Resources (Franklin Project) 1 15.67 km 3 Gross Aquifer Volume 3.47 km 3 Net Aquifer Volume 17.5% Average Porosity 0.61 km 3 Brine Volume 668 mg/L Average Lithium Concentration 2,159 Kt Lithium Carbonate Equivalent 4,343 mg/L Average Bromide Concentration 2,638 Kt Bromide Resource 13,286 mg/L Average Potassium Concentration 15,414 Kt Potash (Potassium Chloride)

Leading a new era of responsible lithium production in America RESOURCE TECHNOLOGY PLACE PARTNER 1075 West Georgia - Suite 1625 Vancouver, BC, Canada V6E 3C9 Vancouver Head Office 116B E. Elm Street El Dorado, Arkansas, USA 71730 3600 N. Capital of TX Hwy, Bldg. B, Ste. 230 Austin, TX, USA 78746 Arkansas Office Texas Office NYSE : SLI | TSX.V : SLI